UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2013
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 Applied Materials, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (408) 727-5555
N/A
(Former name or former address, if changed since last report.)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 25, 2013, Applied Materials, Inc. (“Applied”) entered into an Extension Agreement (“Extension Agreement”) to the U.S.$1,500,000,000 Credit Agreement (as amended, the “Credit Agreement”), dated as of May 25, 2011, among Applied, JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) and the lenders parties thereto (the “Lenders”). The Extension Agreement extended the termination date of the Lenders' commitments under the Credit Agreement from May 25, 2016 to May 25, 2017.
The foregoing description of the Extension Agreement does not purport to be complete and is qualified in its entirety by the full text of the Extension Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Office-Balance Sheet Arrangement of a Registrant.
As discussed under Item 1.01 above, on May 25, 2013, Applied, the Administrative Agent and the Lenders entered into the Extension Agreement. The information set forth in Item 1.01 is incorporated herein by reference. To date, Applied has not received any advances under the Credit Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Extension Agreement, dated as of May 25, 2013, to Credit Agreement, dated as of May 25, 2011, as amended, among Applied Materials, Inc., JPMorgan Chase Bank, N.A. as administrative agent and the lenders parties thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Date: May 28, 2013	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Extension Agreement, dated as of May 25, 2013, to Credit Agreement, dated as of May 25, 2011, as amended, among Applied Materials, Inc., JPMorgan Chase Bank, N.A. as administrative agent and the lenders parties thereto.